Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests

In

A&Q LONG/SHORT STRATEGIES FUND LLC

Tendered Pursuant to the Offer to Purchase
Dated September 30, 2025

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY BNY MELLON INVESTMENT
SERVICING (US) INC. EITHER BY MAIL OR
BY FAX BY THE END OF THE DAY ON

TUESDAY, OCTOBER 28, 2025, AT 12:00 MIDNIGHT,

NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

Regular Mail: UBS Hedge Funds c/o BNY Mellon TA Alternative Investment UBH Funds P.O. Box 534412 Pittsburgh, Pennsylvania 15253-4412	Overnight Delivery: UBS Hedge Funds c/o BNY Mellon TA Alternative Investment UBH Funds P.O. Box 534412 AIM 154-0520 500 Ross Street Pittsburgh, Pennsylvania 15262

For additional information:
Phone:  (877) 431-1973
Fax:       (833) 257-1594

To assure good delivery, please send this Notice of Withdrawal to BNY Mellon Investment Servicing (US) Inc. and not to your Financial Advisor.

A&Q LONG/SHORT STRATEGIES FUND LLC

You are responsible for confirming that this Notice is received by BNY Mellon Investment
Servicing (US) Inc. To assure good delivery, please send this page to BNY Mellon
Investment Servicing (US) Inc. and not to your Financial Advisor.
If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

UBS Financial Services Brokerage Account # (if applicable):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:	__________________________________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date

Print Name of Investor:	__________________________________________________________________________________

Joint Tenant Signature:	__________________________________________________________________________________
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date

Print Name of Joint Tenant:	__________________________________________________________________________________

FOR OTHER INVESTORS:

Print Name of Investor:	__________________________________________________________________________________

Signature:	__________________________________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date

Print Name of Signatory and Title:	__________________________________________________________________________________

Co-Signatory if necessary:	__________________________________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date

Print Name of Co-Signatory and Title:	__________________________________________________________________________________